CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to all references made to us in this Post-Effective Amendment No. 25 to The Camelot Fund's Registration Statement on Form N1-A.


/S/
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McCurdy & Associates CPA's, Inc.
Westlake, Ohio  44145
February 25, 1999